Exhibit (g)(iii) under Form N-1A
                                            Exhibit (10) under Item 601/Reg. S-K

                             SUB-CUSTODIAN CONTRACT
                                      Among
                         MARSHALL & ILSLEY TRUST COMPANY
                                       and
                       STATE STREET BANK AND TRUST COMPANY
                                       and
                               MARSHALL FUNDS INC.


                             SUB-CUSTODIAN CONTRACT


     This Contract on behalf of Marshall International Stock Fund ("Fund"), a portfolio of Marshall Funds, Inc., a corporation organized and existing under the laws of the State of Wisconsin, having its principal place of business at Federated Investors Tower, Pittsburgh, PA 15222-3779, hereinafter called the "Corporation", Marshall & Ilsley Trust Company, a Wisconsin trust company bank having its principal place of business at 1000 North Water Street, Milwaukee, Wisconsin 53202, hereinafter called the "Custodian", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Sub-Custodian",

     WHEREAS, the Corporation has engaged the Custodian as custodian of its assets pursuant to a Custodian Contract, dated as of April 26, 1993 (the "Custodian Contract");

     WHEREAS, the Corporation has requested that the Custodian enter into this Agreement in order to engage the Sub-Custodian to serve as sub-custodian of the assets of the Fund;

     WHEREAS, the Sub-Custodian is willing to accept such engagement on the terms and conditions set forth herein;

     NOW THEREFOR, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Sub-Custodian and Property to be Held by It

     The Custodian, at the request of the Corporation, hereby employs the Sub-Custodian as the Sub-Custodian of the assets of the Fund pursuant to the provisions of the Custodian Contract. The Corporation agrees to deliver to the Sub-Custodian all securities and cash owned by the Fund, and all payments of income, payments of principal or capital distributions received by the Corporation with respect to all securities owned by the Fund from time to time, and the cash consideration received by the Corporation for such new or treasury shares of common stock, ("Shares") of the Fund as may be issued or sold from time to time. The Sub-Custodian shall not be responsible for any property of the Fund held or received by the Corporation and not delivered to the Sub-Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Section 5), the Sub-Custodian shall from time to time employ one or more sub-subcustodians, but only in accordance with an applicable vote by the Board of Directors of the Corporation, and provided that the Sub-Custodian shall have no more or less responsibility or liability to the Corporation on account of any actions or omissions of any sub-subcustodian so employed than any such sub-subcustodian has to the Sub-Custodian. The Custodian may employ as sub-subcustodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

     The parties may from time to time execute documents to appoint the Sub-Custodian as custodian of funds other than the Corporation.


2. Duties of the Sub-Custodian with Respect to Property of the Fund Held By the Sub-Custodian in the United States

2.1 Holding Securities. The Sub-Custodian shall hold and physically segregate for the account of a Fund all non-cash property, including all securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Sub-Custodian pursuant to
     Section 2.12A. The Sub-Custodian will use its best efforts to ensure that specific securities held by it hereunder will be identifiable as Fund assets at all times. The Sub-Custodian will use the same care with respect to safekeeping of any non-cash property held by it hereunder as it uses with respect to its own similar property.

2.2 Delivery of Securities. The Sub-Custodian shall release and deliver securities owned by the Fund held by the Sub-Custodian or in a Securities System account of the Sub-Custodian or in the Sub-Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Sub-Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Sub-Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.11 or into the name or nominee name of any sub-subcustodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Sub-Custodian;

     7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

     10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Sub-Custodian and the Corporation on behalf of the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Sub-Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Sub-Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement relating to the Fund among the Corporation, the Sub-Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

     13) For delivery in accordance with the provisions of any agreement relating to the Fund among the Corporation, the Sub-Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures
          Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

     14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; 15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Corporation and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

     16)  Upon  termination  of  this  Contract  as  set  forth  in  Section  14 hereunder.

2.3 Registration of Securities. Securities held by the Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Sub-Custodian which nominee shall be assigned exclusively to the Fund, unless the Corporation has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-subcustodian appointed pursuant to Article 1. All securities accepted by the Sub-Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Corporation directs the Sub-Custodian to maintain the securities of a particular Fund in "street name", the Sub-Custodian shall utilize its best efforts only to timely collect income due that Fund on such securities and to notify the Corporation on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. If securities upon which income is payable to the Fund are in default or payment on such securities is refused after due demand or presentation by the Sub-Custodian, the Sub-Custodian shall notify the Corporation in writing of such occurrence within one business day following the day on which the Sub-Custodian first becomes aware of such default or refusal, provided that such notification shall not negate the Sub-Custodian's obligation to use its best efforts to collect such income.

2.4 Bank Accounts. The Sub-Custodian shall open and maintain a separate bank account or accounts in the name of Custodian on behalf of the Fund, subject only to draft or order by the Sub-Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Sub-Custodian for the Fund may be deposited by it to its credit as Sub-Custodian in the Banking Department of the Sub-Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Corporation. Such funds shall be deposited by the Sub-Custodian in its capacity as Sub-Custodian and shall be withdrawable by the Sub-Custodian only in that capacity. The Sub-Custodian will use the same care with respect to the safekeeping of any cash maintained buy it hereunder as it uses with respect to its own cash assets.

2.5 Payments for Shares. The Sub-Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Sub-Custodian will provide timely notification to the Corporation and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

2.6 Availability of Federal Funds. Upon mutual agreement between the Corporation and the Sub-Custodian, the Sub-Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Corporation for the Fund as of specified times agreed upon from time to time by the Corporation and the Sub-Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

2.7 Collection of Income. Subject to the provisions of Section 2.3, the Sub-Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Sub-Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Sub-Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due to the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Corporation. The Sub-Custodian will have no duty or responsibility in connection therewith, other than to provide the Corporation with such information or data as may be necessary to assist the Corporation in arranging for the timely delivery to the Sub-Custodian of the income to which the Fund is properly entitled.

2.8 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Sub-Custodian shall pay out monies of the Fund in the following cases only:

     1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Sub-Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Sub-Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Sub-Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.12A;
          (d) in the case of repurchase agreements entered into on behalf of the Fund between the Corporation and the Sub-Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Sub-Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Sub-Custodian along with written evidence of the agreement by the Sub-Custodian to repurchase such securities from the Fund or (e) for immediate transfer to a time deposit account of the Fund in any bank whether foreign or domestic; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions as defined in Section 5;

     2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

     3) For the redemption or repurchase of Shares issued by the Corporation as set forth in Section 2.10 hereof;

     4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short;

     7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made; and

     8)   Upon  termination  of  this  Contract  as  set  forth  in  Section  14 hereunder.

2.9 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of the Fund is made by the Sub-Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Corporation with respect to the Fund to so pay in advance, the Sub-Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Sub-Custodian.

2.10 Payments for Repurchases and Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Corporation pursuant thereto, the Sub-Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Sub-Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Sub-Custodian shall honor checks drawn on the Sub-Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Sub-Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Corporation and the Sub-Custodian.

2.11 Appointment of Agents. The Sub-Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Sub-Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Sub-Custodian of its responsibilities or liabilities hereunder.

2.12 Deposit of Fund Assets in Securities Systems. The Sub-Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Sub-Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Sub-Custodian in the Securities System which shall not include any assets of the Sub-Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Sub-Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

     3) The Sub-Custodian shall pay for securities purchased for the account of the Fund or shall pay cash collateral against the return of securities loaned by the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such payment and transfer for the account of the Fund. The Sub-Custodian shall transfer securities sold or loaned for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Sub-Custodian and be provided to the Fund at its request. Upon request, the Sub-Custodian shall furnish the Corporation on behalf of the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Trust;

     4) The Sub-Custodian shall provide the Corporation with any report obtained by the Sub-Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

     5) The Sub-Custodian shall have received the initial certificate required by Article 14 hereof;

     6) Anything to the contrary in this Contract notwithstanding, the Sub-Custodian shall be liable to the Corporation for any loss or damage to the Corporation or the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Sub-Custodian or any of its agents or of any of its or their employees or from failure of the Sub-Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Corporation, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claim against the Securities System or any other person which the Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Corporation has not been made whole for any such loss or damage.

2.12A Fund Assets Held in the  Sub-Custodian's  Direct Paper System.  The
      Sub-Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Sub-Custodian subject to the following provisions:

1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

2) The Sub-Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Sub-Custodian in the Direct Paper System which shall not include any assets of the Sub-Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

3) The records of the Sub-Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

4) The Sub-Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Sub-Custodian to reflect such payment and transfer of securities to the account of the Fund. The Sub-Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Sub-Custodian to reflect such transfer and receipt of payment for the account of the Fund;

5) The Sub-Custodian shall furnish the Corporation confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Corporation copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

6) The Sub-Custodian shall provide the Corporation on behalf of the Fund with any report on its system of internal accounting control as the Corporation may reasonably request from time to time.

2.13 Segregated Account. The Sub-Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Sub-Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement relating to the Fund among the Corporation, the Sub-Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,
      (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Corporation and/or the Fund with the procedures recommended by
      Investment  Company  Act  Release  No.  10666,  or  any  subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper Corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Corporation and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper Corporate purposes.

2.14 Ownership Certificates for Tax Purposes. The Sub-Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

2.15 Proxies. The Sub-Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Corporation such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16 Communications Relating to Fund Securities. Subject to the provisions of Section 2.3, the Sub-Custodian shall transmit promptly to the Corporation all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the
      Fund) received by the Sub-Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Sub-Custodian shall transmit promptly to the Corporation all written information received by the Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Corporation desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Corporation shall notify the Sub-Custodian at least three business days prior to the date on which the Sub-Custodian is to take such action.


3. Duties of the Sub-Custodian with Respect to Property of the Fund Held Outside of the United States

3.1 Appointment of Foreign Sub-Subcustodians. The Corporation hereby authorizes and instructs the Sub-Custodian to employ as sub-subcustodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-subcustodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Corporation's Board of Directors, the Sub-Custodian and the Corporation may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-subcustodian. Upon receipt of Proper Instructions, the Corporation may instruct the Sub-Custodian to cease the employment of any one or more such sub-subcustodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Sub-Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-subcustodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Sub-Custodian or the Corporation may determine to be reasonably necessary to effect the Fund's foreign securities transactions. The Sub-Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-subcustodian.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Sub-Custodian and the Corporation, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-subcustodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in
      Section 3.4 hereof.

3.4 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b)
      beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Sub-Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Sub-Custodian; and (e) assets of the Fund held by the foreign sub-subcustodian will be subject only to the instructions of the Sub-Custodian or its agents.

3.5 Access of Independent Accountants of the Fund. Upon request of the Corporation, the Sub-Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-subcustodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Sub-Custodian.

3.6 Reports by Sub-Custodian. The Sub-Custodian will supply to the Corporation from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-subcustodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Sub-Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.7 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.7, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-subcustodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Securities maintained in the custody of a foreign sub-subcustodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Corporation agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8 Liability of Foreign Sub-Subcustodians. Each agreement pursuant to which the Sub-Custodian employs a foreign banking institution as a foreign sub-subcustodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Sub-Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Corporation, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Corporation an/or the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9 Liability of Sub-Custodian. The Sub-Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-subcustodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Sub-Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-subcustodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.9, in delegating custody duties to State Street London Ltd., the Sub-Custodian shall not be relieved of any responsibility to the Corporation and/or the Fund for any loss due to such delegation, except such loss as may result from (a) political risk
      (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Sub-Custodian and State Street London Ltd. have exercised reasonable care.

3.10 Reimbursement for Advances. If the Corporation requires the Sub-Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Sub-Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Sub-Custodian promptly, the Sub-Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

3.11 Monitoring Responsibilities. The Sub-Custodian shall furnish annually to the Corporation, during the month of June, information concerning the foreign sub-subcustodians employed by the Sub-Custodian. Such information shall be similar in kind and scope to that furnished to the Corporation in connection with the initial approval of this Contract. In addition, the Sub-Custodian will promptly inform the Corporation in the event that the Sub-Custodian learns of a material adverse change in the financial condition of a foreign sub-subcustodian or any material loss of the assets of the Fund or in the case of any foreign sub-subcustodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-subcustodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-subcustodian shall be governed by paragraph 1 of this Contract. (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Sub-Custodian's London branch, which account shall be subject to the direction of the Sub-Custodian, State Street London Ltd. or both.

3.13 Tax Law. The Sub-Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Sub-Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Corporation to notify the Sub-Custodian of the obligations imposed on the Fund or the Sub-Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Sub-Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Corporation has provided such information.


4. Duties of Sub-Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The  Sub-Custodian   shall  cooperate  with  and  supply  necessary
information to the entity or entities appointed by the Board of Directors of the Corporation to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Corporation, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Sub-Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Corporation and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Corporation to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus. Additionally, the Sub-Custodian will assist generally in the preparation of reports to Fund shareholders and others and perform similar ministerial matters.


5.    Proper Instructions.

      Proper Instructions as used herein means a writing signed or initialled by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Sub-Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Corporation shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Corporation accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Sub-Custodian are satisfied that such procedures afford adequate safeguards for each Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Sub-Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.13.


6.    Actions  Permitted  without Express  Authority.  The  Sub-Custodian may in its discretion, without express authority from the Corporation prior to receiving a certificate of the Secretary or an Assistant Secretary containing a contrary direction of the Board of Directors:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be charged against and accounted for to the Corporation;

      2) surrender securities in temporary form for securities in definitive form;

      3)    endorse    for    collection,    in   the    name    of   the
            Corporation/Fund,   checks,   drafts  and  other   negotiable
            instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Corporation.


7.    Evidence of Authority.

      The Sub-Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Corporation. The Sub-Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Corporation as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Corporation pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Sub-Custodian of written notice to the contrary.


8.    Records

      The Sub-Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Corporation under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and other applicable federal and state laws, administrative rules and procedures. All such records shall be the property of the Corporation and shall at all times during the regular business hours of the Sub-Custodian be open for inspection by duly authorized officers, employees or agents of the Corporation and employees and agents of the Securities and Exchange Commission. The Sub-Custodian shall, at the Corporation's request, supply the Corporation with a tabulation of securities owned by the Fund and held by the Sub-Custodian and shall, when requested to do so by the Corporation and for such compensation as shall be agreed upon between the Corporation and the Sub-Custodian, include certificate numbers in such tabulations.


9.    Opinion of Corporation's Independent Accountant

      The Sub-Custodian shall take all reasonable action, as the Corporation may from time to time request, to obtain from year to year favorable opinions from the Corporation's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Forms N-1A, and Forms N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.


10.   Reports to Corporation by Independent Public Accountants

      The Sub-Custodian shall provide the Corporation, at such times as the Corporation may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Sub-Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Corporation to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


11.   Compensation of Sub-Custodian

      The Sub-Custodian shall be entitled to reasonable compensation for its services and expenses as Sub-Custodian, as set forth in Exhibit A , and agreed upon from time to time between the Corporation and the Sub-Custodian.


12.   Responsibility of Sub-Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Sub-Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Sub-Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Corporation and/or the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel who is reasonably satisfactory to the Corporation (who may be counsel for the Corporation) on all matters, and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice.

      If the Corporation requires the Sub-Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Sub-Custodian, result in the Sub-Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Corporation, as a prerequisite to requiring the Sub-Custodian to take such action, shall provide, upon written request from the Sub-Custodian, indemnity to the Sub-Custodian in an amount and form satisfactory to it.

      If the Corporation requires the Sub-Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements foreign exchange contracts and assumed settlement) or in the event that the Sub-Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act, willful misconduct or bad faith, any property at any time held for the account of the Fund involved shall be security therefor and should that Fund fail to repay the Sub-Custodian promptly, the Sub-Custodian shall be entitled to utilize available cash and to dispose of assets only of that Fund to the extent necessary to obtain reimbursement.


13.   Effective Period, Termination and Amendment

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Sub-Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Corporation has approved the initial use of a particular Securities System for a particular Fund, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Sub-Custodian shall not act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System for a particular Fund; provided further, however, that the Corporation shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation as from time to time in effect, and further provided, that the Corporation may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Sub-Custodian by giving notice as described above to the Sub-Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Sub-Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction or upon the Sub-Custodian's no longer being qualified to act as the Funds' custodian under applicable law.

      Upon termination of the Contract, the Corporation shall pay to the Sub-Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Sub-Custodian for its costs, expenses and disbursements accrued prior to termination.


14.   Successor Sub-Custodian

      If a successor sub-custodian shall be appointed by the Board of Directors of the Corporation, the Sub-Custodian shall, upon termination, deliver to such successor sub-custodian at the office of the Sub-Custodian, all securities (duly endorsed and in the form for transfer), funds and other property then held by it hereunder and all other instruments and records relative to such securities, funds and other property, and shall transfer to an account of the successor sub-custodian all of the Fund's securities held in a Securities System.

      If no such successor sub-custodian shall be appointed, the Sub-Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Corporation, deliver at the office of the Sub-Custodian and transfer such securities, funds and other properties, and all other instruments and records relative thereto, in accordance with such vote.

      In  the  event  that  no  written  order  designating  a  successor sub-custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Sub-Custodian on or before the date when such termination shall become effective, then the Sub-Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940 and is otherwise qualified to act as the Fund's custodian under the Investment Company Act of 1940 and other applicable law, doing business in Boston,
Massachusetts, of its own selection (upon notification to the Corporation), having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Sub-Custodian and all instruments held by the Sub-Custodian relative thereto and all other property and records held by it under this Contract and to transfer to an account of such successor sub-custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Sub-Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Sub-Custodian after the date of termination hereof owing to failure of the Corporation to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor sub-custodian, the Sub-Custodian shall be entitled to fair compensation for its services during such period as the Sub-Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Sub-Custodian shall remain in full force and effect.


15.   Interpretive and Additional Provisions; Counterparts

      In connection with the operation of this Contract, the Custodian, the Sub-Custodian and the Corporation may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Corporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement.


16.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


17.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Corporation and the Sub-Custodian relating to the custody of the Fund's assets.


18.   Shareholder Communications Election

      Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Sub-Custodian needs the Corporation to indicate whether it authorizes the Sub-Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Corporation tells the Sub-Custodian "no", the Sub-Custodian will not provide this information to requesting companies. If the Corporation tells the Sub-Custodian "yes" or does not check either "yes" or "no" below, the Sub-Custodian is required by the rule to treat the
Corporation as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Corporation. For the Corporation's protection, the Rule prohibits the requesting company from using the Corporation's/Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Corporation consents or objects by checking one of the alternatives below.


      YES [ X ]   The  Sub-Custodian  is authorized to release the Fund's
name, address, and share positions.

      NO  [  ]    The  Sub-Custodian  is not  authorized  to release  the
Fund's name, address, and share positions.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 30th day of August, 1994.


ATTEST                              MARSHALL FUNDS INC.



/s/ Victor R. Siclari               By:  /s/ James F. Duca, II



ATTEST                              MARSHALL & ILSLEY
                                    TRUST COMPANY


/s/ Chris Carpenter                 By:  /s/ James F. Duca, II



ATTEST                              STATE STREET BANK AND
                                    TRUST COMPANY


/s/ Janice M. Duffy                 By:  /s/ Ronald E. Logue
                                          Executive Vice President

                               Schedule A


      The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors for use as sub-subcustodians for the Fund's securities and other assets:


      Argentina               Hong Kong               Poland
      Australia               Hungary                 Portugal
      Austria                 India                   Singapore
      Belgium                 Indonesia               South Africa
      Brazil                  Ireland                 Spain
      Canada                  Italy                   Sweden
      Chile                   Japan                   Switzerland
      China                   Korea                   Taiwan
      Colombia                Malaysia                Thailand
      Czech Republic          Mexico                  Turkey
      Denmark                 Netherlands             United Kingdom
      Finland                 New Zealand             United States
      France                  Norway                  Venezuela
      Germany                 Peru
      Greece                  Philippines


Certified:


/s/ Victor R. Siclari
Fund's Authorized Officer


Date:   8/31/94

                                                                EXHIBIT A

                            STATE STREET BANK
                       GLOBAL CUSTODY FEE SCHEDULE


                           Federated Investors
                       - Bank Proprietary Funds -

I.    Global Custody Services

      Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

      A.    Country Grouping

      Group A    Group B     Group C     Group D     Group E    Group F
      USA        Austria     Australia   Denmark     Indonesia  Argentina
                 Canada      Belgium     Finland     Malaysia
                 Bangladesh
                 Euroclear   Hong Kong   France      PhilippinesBrazil
                 Germany     Netherlands Ireland     Portugal   Chile
                 Japan       New Zealand Italy       South KoreaChina
                             Singapore   Luxemborge  Spain      Columbia
                             Switzerland Mexico      Sri Lanka  Cypress
                                         Norway      Sweden     Greece
                                         Thailand    Taiwan     Hungary
                                         U.K.                   India
                                                                Israel
                                                                Pakistan
                                                                Peru
                                                                Turkey
                                                                Uruguay
                                                                Venezuela

      B.    Transaction Charges

      Group A         Group B   Group C   Group D     Group E   Group F
      State Street Bank $25       $50        $60         $70      $150
      Repos or Euros - $7.00

      DTC or Fed Book
      Entry $9.00

      All other - $25.00


      C.    Holding Charges in Basis Points (Annual Fee)

      Group A         Group B   Group C   Group D     Group E   Group F
      1.5               5.0      6.0        10.0        25.0      40.0

      D.    Wire Charges - $2.70 per wire

      E.    Out-Of-Pocket Expenses

            Telephone
            Postage
            Armored carrier costs
            Legal Fees
            Supplies related to fund records
            Processing validation certificates
            Forms, envelopes, Xerox copies, supplies, etc.